Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Suzie Boland	Jay Madhu
RFB Communications Group	Homeowners Choice, Inc.
813.259.0345	813.405.3660
sboland@rfbcommunications.com	jmadhu@hcpci.com

Homeowners Choice Reports Strong Third Quarter

CLEARWATER, Fla. – (Nov. 8, 2011) – Homeowners Choice, Inc. (Nasdaq:HCII), a Florida-based provider of homeowners’ insurance, today announced its results of operations for the three and nine months ended Sept. 30, 2011.

“Another successful and profitable quarter is the result of the hard work and dedicated efforts of the entire team here at Homeowners Choice,” said Homeowners Choice Chief Executive Officer Paresh Patel. “In a difficult market, we’re pleased to provide not only excellent returns for our shareholders, but also an exceptional level of service for our policyholders.”

Income available to common stockholders for the third quarter of 2011 was $1,856,000, or $0.27 diluted earnings per common share, compared with $1,657,000, or $0.25 diluted earnings per common share, for the third quarter of 2010. Income available to common stockholders for the nine months ended Sept. 30, 2011 was $4,572,000, or $0.70 diluted earnings per common share, compared with $3,638,000, or $0.54 diluted earnings per common share, for the nine months ended Sept. 30, 2010.

Gross premiums earned were $31.7 million for the three months ended Sept. 30, 2011 compared with $29.4 million for the three months ended Sept. 30, 2010. Gross premiums earned for the nine months ended Sept. 30, 2011 were $93.9 million compared with $89.7 million for the nine months ended Sept. 30, 2010. Net premiums earned (gross premiums earned reduced by premiums ceded to reinsurance companies that cover certain of the risks from hurricanes and other catastrophes) for the third quarter of 2011 increased approximately 18 percent to $17.8 million from $15.1 million in the prior year quarter. Net premiums earned for the nine months ended Sept. 30, 2011 increased approximately 10 percent to $51.6 million from $47.0 million for the nine months ended Sept. 30, 2010.

Losses and loss adjustment expenses (the expenses associated with investigating and settling claims) for the three months ended Sept. 30, 2011 were $10.4 million compared with $8.8 million for the three months ended Sept. 30, 2010 and $31.4 million for the nine months ended Sept. 30, 2011 compared with $29.5 million for the nine months ended Sept. 30, 2010. Policy acquisition and other underwriting expenses for the three months ended Sept. 30, 2011 were $3.5 million compared with $3.7 million for the three months ended Sept. 30, 2010 and $10.6 million for the nine months ended Sept. 30, 2011 compared with $10.7 million for the nine months ended Sept. 30, 2010.

In an announcement yesterday, Homeowners Choice reported that it acquired the Florida policies of HomeWise Insurance Company. The terms of the deal, approved by the Florida insurance regulators, include the transfer to Homeowners Choice of up to 70,000 homeowners’ policies and approximately $53 million of unearned premium. The transaction should nearly double the size of the company’s existing policy base.

Financial information is included below.

Conference Call

The Company will host an earnings conference call on Nov. 8, 2011 at 4:30 ET to discuss its third quarter 2011 results. Interested parties are invited to listen to the call live over the Internet at http://www.ir-site.com/hcpci/events.asp. The call is also available by dialing (877) 407-9210 (toll-free). International participants should instead call (201) 689-8049. Participants should dial into the conference call approximately 10 minutes before the scheduled start time. Replays of the webcast will be available until Dec. 9, 2011.

About Homeowners Choice, Inc.

Homeowners Choice, Inc. is a Florida-based insurance holding company headquartered in Tampa. Through its subsidiary corporations, Homeowners Choice provides property and casualty homeowners’ insurance, condominium owners’ insurance and tenants’ insurance. Founded in 2006, Homeowners Choice prior to the assumption served approximately 57,000 policyholders throughout Florida representing approximately $128 million in annualized premiums. The company’s common shares trade on the NASDAQ Global Select Market under the ticker symbol HCII and are included in the Russell Microcap Index. Its warrants trade on the same market under the ticker symbol HCIIW. Its Series A, Cumulative Redeemable Preferred shares trade on the NASDAQ Capital Market under the ticker symbol HCIIP. More information about Homeowners Choice, Inc. is available at www.hcpci.com.

The Homeowners Choice, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6712

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For example, there can be no assurance the company will continue profitability. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. Homeowners Choice, Inc. disclaims all obligations to update any forward-looking statements.

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share amounts)

	At September 30, 2011	At December 31, 2010
	(Unaudited)

Assets

Investment in fixed maturity securities, available-for-sale, at fair value (amortized cost $35,350 and $28,456)	35,326	28,564
Equity securities, available-for-sale, at fair value	4,757	884
Time deposits	14,442	14,033

Total investments	54,525	43,481
Cash and cash equivalents	61,956	54,849
Accrued interest and dividends receivable	244	180
Premiums receivable	10,050	5,822
Assumed reinsurance balances receivable	63	26
Prepaid reinsurance premiums	17,228	17,787
Deferred policy acquisition costs	11,157	9,407
Income taxes receivable	774	—
Property and equipment, net	16,788	7,755
Deferred income taxes	—	584
Other assets	1,378	1,057

Total assets	$174,163	140,948

Liabilities and Stockholders’ Equity

Losses and loss adjustment expenses	23,693	22,146
Unearned premiums	78,289	65,034
Advance premiums	4,584	1,114
Deferred income taxes	285	—
Accrued expenses	3,247	2,385
Dividends payable	218	—
Income taxes payable	—	310
Other liabilities	4,668	3,330

Total liabilities	114,984	94,319

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (liquidation preference $10.00 per share), no par value, 1,500,000 shares authorized, 1,247,700 shares issued and outstanding in 2011	—	—
Preferred stock (no par value 18,500,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 6,111,802 and 6,205,396 shares issued and outstanding in 2011 and 2010)	—	—
Additional paid-in capital	28,572	18,606
Retained earnings	30,803	28,065
Accumulated other comprehensive loss	(196)	(42)

Total stockholders’ equity	59,179	46,629

Total liabilities and stockholders’ equity	$174,163	140,948

HOMEOWNERS CHOICE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenue

Gross premiums earned	$31,741	29,398	$93,855	89,720
Premiums ceded	(13,906)	(14,314)	(42,302)	(42,750)

Net premiums earned	17,835	15,084	51,553	46,970

Net investment income	529	473	1,602	1,572
Policy fee income	424	434	1,278	1,309
Realized investment gains	123	1,028	416	1,534
Gain on bargain purchase	—	—	936	—
Other	1,184	53	2,143	86

Total revenue	20,095	17,072	57,928	51,471

Expenses

Losses and loss adjustment expenses	10,431	8,783	31,357	29,459
Policy acquisition and other underwriting expenses	3,529	3,730	10,572	10,689
Other operating expenses	2,829	2,021	7,617	5,604

Total expenses	16,789	14,534	49,546	45,752

Income before income taxes	3,306	2,538	8,382	5,719

Income taxes	1,232	881	3,214	2,081

Net income	$2,074	1,657	$5,168	3,638

Preferred stock dividends	(218)	—	(596)	—

Income available to common stockholders	$1,856	1,657	$4,572	3,638

Basic earnings per common share	$0.30	0.27	$0.75	0.59

Diluted earnings per common share	$0.27	0.25	$0.70	0.54

Dividends per common share	$0.10	—	$0.30	—